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                                                                 Exhibit (10)(B)



The Board of Directors of
United Investors Life Insurance Company
and the Contract Owners of
RetireMAP Variable Account


We consent to the use of our report dated February 2, 1998 except for Note 1 which is as of March 3, 1998, relating to the balance sheets of United Investors Life Insurance Company as of December 31, 1997 and 1996, and the related statements of operations, shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1997, as contained in Post-Effective Amendment No. 1 to Form N-4 for United Investors RetireMAP Variable Account. We also consent to the reference to our firm under the heading "Experts" in the Statement of Additional Information.



                                             /s/ KPMG PEAT MARWICK LLP



Birmingham, Alabama
June 29, 1998